UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Maiden Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	98-0570192
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

131 Front Street, 2nd Floor
Hamilton HM12 Bermuda
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Maiden Holdings, Ltd. 6.700% Non-Cumulative	New York Stock Exchange LLC
Preference Shares, Series D

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207904

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of the Series D Preference Shares” in the Registrant’s Prospectus Supplement, dated June 8, 2017, to the Prospectus, dated June 7, 2016, which constitutes a part of the Registrant’s Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto (File No. 333-207904), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Memorandum of Association of Maiden Holdings, Ltd. (Incorporated by reference to the filing of such exhibit with the Registrant’s Registration Statement on Form S-8 filed with the SEC on May 18, 2010 (File No. 333-166934)).

3.2	Bye-laws of Maiden Holdings, Ltd. (Incorporated by reference to the filing of such exhibit with the Registrant’s Registration Statement on Form S-1 initially filed with the SEC on September 18, 2007, subsequently amended and declared effective on May 6, 2008 (File No. 333-146137)).

3.3	Certificate of Designations of 6.700% Non-Cumulative Preference Shares, Series D (Incorporated by reference to the Current Report on Form 8-K of Maiden Holdings, Ltd. (File No. 001-34042), as filed with the SEC on June 15, 2017).

4.1	Specimen 6.700% Non-Cumulative Preference Shares, Series D, share certificate (Incorporated by reference to the Current Report on Form 8-K of Maiden Holdings, Ltd. (File No. 001-34042), as filed with the SEC on June 15, 2017).

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 15, 2017

Maiden Holdings, Ltd.

By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General
Counsel and Secretary

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